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                                                                    [EX-99.CERT]

                                                                     Exhibit (a)

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

                               THE McMORGAN FUNDS

                        Approved by the Board of Trustees
                              of The McMorgan Funds
                                as of May 4, 2004
                   Pursuant to the Sarbanes-Oxley Act of 2002

I.       INTRODUCTION AND APPLICATION

The McMorgan Funds (the "Trust") recognizes the importance of high ethical standards in the conduct of its business and requires this Code of Ethics ("Code") to be observed by its principal executive officers (each, a "Covered Officer") (defined below). In accordance with the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules promulgated thereunder by the U.S. Securities and Exchange Commission ("SEC"), the Trust is required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"), and must disclose whether it has adopted a code of ethics applicable to the principal executive officers. The Trust's Board of Trustees ("Board"), including a majority of its Independent Trustees (defined below), has approved this Code as compliant with the requirements of the Act and related SEC rules.

All recipients of the Code are directed to read it carefully, retain it for future reference, and abide by the rules and policies set forth herein. Any questions concerning the applicability or interpretation of such rules and policies, and compliance therewith, should be directed to the relevant Compliance Officer (defined below).

II.      PURPOSE

This Code has been adopted by the Board in accordance with the Act and the rules promulgated by the SEC in order to deter wrongdoing and promote:

o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

o full, fair, accurate, timely and understandable disclosure in reports and documents filed by the Trust with the SEC or made in other public communications by the Trust;

o    compliance with applicable governmental laws, rules and regulations;

o prompt internal reporting to an appropriate person or persons of violations of the Code to an appropriate person or persons identified in the Code; and

o    accountability for adherence to the Code.

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III.     DEFINITIONS

         (A) "Covered Officer" means the principal executive officer and senior financial officers, including the principal financial officer, controller or principal accounting officer, or persons performing similar functions. The Covered Officers of the Trust shall be identified in Schedule I, as amended from time to time.

         (B) "Compliance Officer" means the person appointed by the Trust's Board of Trustees to administer the Code. The Compliance Officer of the Trust shall be identified in Schedule II, as amended from time to time.

         (C)      "Trustee" means a trustee of the Trust, as applicable.

         (D) "Executive Officer" shall have the same meaning as set forth in Rule 3b-7 of the 1934 Act. Subject to any changes in the Rule, an Executive Officer means the president, any vice president, any officer who performs a policy making function, or any other person who performs similar policy making functions for the Trust.

         (E) "Independent Trustee" means a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended ("Investment Company Act").

         (F) "Implicit Waiver" means the Compliance Officer failed to take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made known to an Executive Officer.

         (G) "Restricted List" means that listing of securities maintained by the Compliance Officer in which trading by certain individuals subject to the Trust's 17j-1 code of ethics is generally prohibited.

         (H) "Waiver" means the approval by the Compliance Officer of a material departure from a provision of the Code.

IV.      HONEST AND ETHICAL CONDUCT

         (A) Overview. A "conflict of interest" occurs when a Covered Officer's personal interest interferes with the interests of, or his or her service to, the Trust. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Trust.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Trust and already are subject to conflict of interest provisions in the Investment Company Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Trust because of their status as "affiliated persons" of the Trust. The Trust's and certain of its service providers' compliance policies, programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, restate or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise or result from the contractual relationship between the Trust and McMorgan & Co., LLC (the "Adviser"). The Covered Officers may be officers or employees of the Adviser. As a result, this Code recognizes that

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the Covered Officers will, in the normal course of their duties (whether formally for the Trust or the Adviser), be involved in establishing policies and implementing decisions that will have different effects on the Adviser and the Trust. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the Trust and the Adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Trust. Thus, if performed in conformity with the provisions of the Investment Company Act and the Advisers Act, such activities normally will be deemed to have been handled ethically. In addition, it is recognized by the Board that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

         (B) General Policy. Each Covered Officer shall adhere to high standards of honest and ethical conduct. Each Covered Officer has a duty to exercise his or her authority and responsibility for the benefit of the Trust and its shareholders, to place the interests of the shareholders first, and to refrain from having outside interests that conflict with the interests of the Trust and its shareholders. Each such person must avoid any circumstances that might adversely affect, or appear to affect, his or her duty of loyalty to the Trust and its shareholders in discharging his or her responsibilities, including the protection of confidential information and corporate integrity.

         (C) Conflicts of Interest. Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions of the Investment Company Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Trust.

                  (1)      Prohibited Conflicts of Interest. Each Covered
Officer must:

o not use his or her personal influence or personal relationships improperly to influence decisions or financial reporting by the Trust whereby the Covered Officer would benefit personally to the detriment of the Trust;

o not cause the Trust to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than benefit the Trust;

o not use material non-public knowledge of portfolio transactions made or contemplated for the Trust to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; or

o report at least annually the information elicited in the Trust's Trustee's and Officer's Questionnaire relating to potential conflicts of interest.

                  (2) Duty to Disclose Conflicts. Each Covered Officer has the duty to disclose to the Compliance Officer any interest that he or she may have in any firm, corporation or business entity that is not affiliated or participating in any joint venture or partnership with the Trust or its affiliates and that does business with the Trust or that otherwise presents a possible conflict of interest. Disclosure must be timely so that the Trust may take action concerning any possible conflict as it deems appropriate. It is recognized, however, that the Trust or its affiliates may have business relationships with many organizations and that a relatively small interest in publicly traded securities of an organization does not necessarily give rise to a prohibited conflict of interest. Therefore, the following procedures have been adopted.

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                  (3)      Conflicts of Interest that may be Waived. There are
some conflict of interest situations for which a Covered Officer may seek a Waiver from a provision(s) of the Code. Waivers must be sought in accordance with Section VII of the Code. Examples of these include:

o Board Memberships. Except as described below, it is considered generally incompatible with the duties of a Covered Officer to assume the position of director of a corporation not affiliated with the Trust. A report should be made by a Covered Officer to the Compliance Officer of any invitation to serve as a director of a corporation that is not an affiliate and the person must receive the approval of the Compliance Officer prior to accepting any such directorship. In the event that approval is given, the Compliance Officer shall immediately determine whether the corporation in question is to be placed on the Trust's Restricted List.

o "Other" Business Interests. Except as described below, it is considered generally incompatible with the duties of a Covered Officer to act as an officer, general partner, consultant, agent, representative or employee of any business other than an affiliate. A report should be made of any invitation to serve as an officer, general partner, consultant, agent, representative or employee of any business that is not an affiliate for the approval of the Compliance Officer prior to accepting any such position. In the event that approval is given, the Compliance Officer shall immediately determine whether the business in question is to be placed on the Trust's Restricted List.

o Permissible Outside Activities. Covered Officers who, in the regular course of their duties relating to the Trust's private equity/venture capital advisory and investment activities, are asked to serve as the director, officer, general partner, consultant, agent, representative or employee of a privately-held business may do so with the prior written approval of the Compliance Officer.

o Doing Business with the Trust. Except as approved by the Compliance Officer, Covered Officers may not have a monetary interest, as principal, co-principal, agent or beneficiary, directly or indirectly, or through any substantial interest in any other corporation or business unit, in any transaction involving the Trust, subject to such exceptions as are specifically permitted under law.

V.       FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE DISCLOSURE AND
         COMPLIANCE

Covered Officers shall:

o be familiar with the disclosure requirements generally applicable to the Trust;

o not knowingly misrepresent, or cause others to misrepresent, facts about the Trust to others, whether within or outside the Trust, including the Trust's Trustees and auditors, governmental regulators and self-regulatory organizations;

o to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Trust, the Adviser and other Trust service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Trust files with, or submits to, the SEC and in other public communications made by the Trust; and

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o    promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

VI.      INTERNAL REPORTING BY COVERED PERSONS

         (A) Certifications and Accountability. Each Covered Officer shall:

                  (1) upon adoption of the Code (or thereafter as applicable upon becoming a Covered Officer), affirm in writing on Schedule A hereto that the Covered Officer has received, read, and understands the Code;

                  (2) annually thereafter affirm on Schedule A hereto that the Covered Officer has complied with the requirements of the Code; and

                  (3) not retaliate against any other Covered Officer or employee of the Trust or their affiliated persons for reports of potential violations that are made in good faith.

         (B)      Reporting.   A Covered Officer shall promptly report any
knowledge of a material violation of this Code to the Compliance Officer. Failure to do so is itself a violation of the Code.

VII.     WAIVERS OF PROVISIONS OF THE CODE

         (A) Application of the Code. The Compliance Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The Compliance Officer is authorized to consult, as appropriate, with counsel to the Trust/counsel to the Independent Trustees. However, any approvals or Waivers sought by and/or granted to a Covered Officer will be reported to the Board in accordance with Section VIII, below.

         (B)      Waivers. The Compliance  Officer may grant Waivers to the
Code in circumstances that present special hardship. Waivers shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the Waiver. To request a Waiver from the Code, the Covered Officer shall submit to the Compliance Officer a written request describing the transaction, activity or relationship for which a Waiver is sought. The request shall briefly explain the reason for engaging in the transaction, activity or relationship. Notwithstanding the foregoing, no exception will be granted where such exception would result in a violation of SEC rules or other applicable laws.

         (C) Documentation. The Compliance Officer shall document all Waivers (including Implicit Waivers). If a Waiver is granted, the Compliance Officer shall prepare a brief description of the nature of the Waiver, the name of the Covered Officer and the date of the Waiver so that this information may be disclosed in the next Form N-CSR to be filed on behalf of the Trust or posted on the Trust's internet website within five business days following the date of the Waiver. All Waivers must be reported to the Board at each quarterly meeting as set forth in Section VIII below.

VIII.    BOARD REPORTING

The Compliance Officer shall report any violations of the Code to the Board for its consideration on a quarterly basis. At a minimum, the report shall:

o    describe the violation under the Code and any sanctions imposed;

o    identify and describe any Waivers sought or granted under the Code; and

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o    identify any recommended changes to the Code.

IX.      AMENDMENTS

The Covered Officers and the Compliance Officer may recommend amendments to the Code for the consideration and approval of the Board. In connection with any amendment to the Code, the Compliance Officer shall prepare a brief description of the amendment so that the necessary disclosure may be made with the next Form N-CSR to be filed on behalf of the Trust, or posted on the Trust's internet website within five business days following the date of the amendment.

X.       SANCTIONS

Compliance by Covered Officers with the provisions of the Code is required. Covered Officers should be aware that in response to any violation, the Trust will take whatever action is deemed necessary under the circumstances, including, but not limited to, the imposition of appropriate sanctions. These sanctions may include, among others, the reversal of trades, reallocation of trades to client accounts, fines, disgorgement of profits, suspension or termination.

XI.      RECORDKEEPING

The Compliance Officer shall maintain all records, including any internal memoranda, relating to compliance with the Code or Waivers of a provision(s) of the Code, for a period of 7 years from the end of the fiscal year in which such document was created, 2 years in an accessible place.

XII.     OTHER POLICIES AND PROCEDURES

This Code shall be the sole code of ethics adopted by the Trust for purposes of
Section 406 of the Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Trust, the Adviser, and NYLIFE Distributors LLC (the "Underwriter"), or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Trust's, the Adviser's and the Underwriter's codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

XIII.    CONFIDENTIALITY

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board, the Adviser and the Compliance Officer, and their respective counsels.

XIV.     INTERNAL USE

The Code is intended solely for the internal use by the Trust and does not constitute an admission, by or on behalf of the Trust, as to any fact, circumstance, or legal conclusion.

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                                   SCHEDULE I

                                COVERED OFFICERS

                                    [      ]

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                                   SCHEDULE II

                               COMPLIANCE OFFICER

                                    [      ]

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                                    EXHIBIT A

                      THE McMORGAN FUNDS CODE OF ETHICS FOR
                PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

                       INITIAL AND ANNUAL CERTIFICATION OF

                               COMPLIANCE WITH THE

                        McMORGAN FUNDS CODE OF ETHICS FOR
                PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

         I hereby certify that I have received the McMorgan Funds Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the "Code") and that I have read and understood the Code. I further certify that I am subject to the Code and will comply with each of the Code's provisions to which I am subject.

         I hereby certify that I have received the McMorgan Funds Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the "Code") and that I have read and understood the Code. I further certify that I have complied with and will continue to comply with each of the provisions of the Code to which I am subject.


                                        -------------------------------------
                                                             (Signature)

                                        Name:
                                              -------------------------------
                                        Title/Department: Chairman,
                                                          The McMorgan Funds
                                        Date: ______________________, 2004


                                        -------------------------------------
                                                             (Signature)

                                        Name:
                                              -------------------------------
                                        Title/Department: Treasurer and
                                                          Chief Financial and
                                                          Accounting Officer,
                                                          The McMorgan Funds
                                        Date: _________________, 2004

Received By: _______________

Signature:   /_______________

Date: _______________, 2004

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                           SECTION 302 CERTIFICATIONS

         I, Mark R. Taylor, President of McMorgan Funds, certify that:

         1.    I have reviewed this report on Form N-CSR of McMorgan Funds;

         2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

         3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

         4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) for the registrant and have:

         (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

         (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal half-year (the registrant's second fiscal half-year in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

         5. The registrant's other certifying officer and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

         (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

         (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

                                                By: /s/ Mark R. Taylor
                                                    ----------------------------
                                                    Mark R. Taylor
                                                    President

                                              Date: March 9, 2005

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                           SECTION 302 CERTIFICATIONS

         I, Patrick J. Farrell, Principal Financial Officer of McMorgan Funds, certify that:

         1.    I have reviewed this report on Form N-CSR of McMorgan Funds;

         2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

         3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

         4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) for the registrant and have:

         (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

         (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal half-year (the registrant's second fiscal half-year in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

         5. The registrant's other certifying officer and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

         (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

         (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

                                                By: /s/ Patrick J. Farrell
                                                    ----------------------------
                                                    Patrick J. Farrell
                                                    Principal Financial Officer

                                              Date: March 9, 2005

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                           SECTION 906 CERTIFICATIONS

         In connection with this report on Form N-CSR for the Registrant as furnished to the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

                                                By: /s/ Mark R. Taylor
                                                    ----------------------------
                                                     Mark R. Taylor
                                                     President

                                              Date:  March 9, 2005

                                                By: /s/ Patrick J. Farrell
                                                    ----------------------------
                                                     Patrick J. Farrell
                                                     Principal Financial Officer

                                              Date:  March 9, 2005

[A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.]

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